Exhibit 10.31
                         SOUTHERN ENERGY RESOURCES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN








                              Troutman Sanders LLP
                          NationsBank Plaza, Suite 5200
                           600 Peachtree Street, N.E.
                             Atlanta, Georgia 30308





                             Effective June 25, 1998

                         SOUTHERN ENERGY RESOURCES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                    ARTICLE I - PURPOSE AND ADOPTION OF PLAN
         1.1 As of the Effective Date, Southern Energy Resources, Inc. hereby adopts and establishes the Southern Energy Resources, Inc. Supplemental Executive Retirement Plan. The Plan shall be an unfunded deferred compensation arrangement whose benefits shall be paid solely from the general assets of the Company.
         1.2 The Plan is designed to provide deferred compensation benefits primarily for a select group of management or highly compensated employees which are not otherwise payable under the Southern Company Pension Plan as a result of the exclusion of incentive pay from the definition of earnings set forth under such plan.
                            ARTICLE II - DEFINITIONS
         2.1 "Accrued SERP Benefit" shall mean the actuarially determined present value of a Participant's monthly SERP Benefit determined as of the Participant's retirement date under the Pension Plan or, if later, the Resolution Date, or, in the case of Plan termination or amendment, the date of such Plan termination or amendment.

         2.2 "Administrative Committee" shall mean the committee appointed by the Board of Directors under Section 3.1 hereof to administer the Plan.

         2.3 "Affiliated Employer" shall mean any corporation, other than the Company, which is a member of the controlled group of corporations of which The Southern Company is the common parent corporation, which the Board of Directors may from time to time determine to identify under the Plan. The initial group of Affiliated Employers shall be as follows:

                  Alabama Power Company
                  Georgia Power Company
                  Gulf Power Company
                  Mississippi Power Company
                  Savannah Electric and Power Company
                  Southern Nuclear Operating Company, Inc.
                  Southern Company Services, Inc.
                  Southern Company Energy Solutions, Inc.
                  Southern Communications Services, Inc.

         2.4 "Affiliated Employer Incentive Pay" shall mean such incentive pay paid to a Participant by an Affiliated Employer which the Administrative Committee shall from time to time identify as incentive pay under the Plan, including, but not limited to any incentive pay paid under the Southern Company Performance Pay Plan, the Southern Company Executive Productivity Improvement Plan and the Southern Company Productivity Improvement Plan, as such plans may be amended from time to time, provided, however, that Affiliated Employer Incentive Pay shall not include any post-employment payments to an employee whose employment has been transferred to a "Non-Adopting Employer," as such payments are identified under the provisions of Section 2.4 of the Southern Company Productivity Improvement Plan.

         2.5 "Base Pay Percentage" shall mean the percentage of a Participant's base pay for purposes of Section 5.1(b)(3) hereof, as established by the Board of Directors upon the recommendation of the Administrative Committee for each Plan Year prior to the beginning of such Plan Year. In the event that the Board of Directors does not consider the Base Pay Percentage for any particular Plan Year, the Base Pay Percentage for such Plan Year shall be deemed to be the Base Pay Percentage in effect for the immediately preceding Plan Year. The initial Base Pay Percentage for the Company's Chief Executive Officer shall be ten percent (10%) and for all other Participants shall be fifteen percent (15%).

         2.6 "Beneficiary" shall mean any person, estate, trust or organization entitled to receive any payment under the Plan upon the death of a Participant.

         2.7 "Business Unit Pay" shall mean, with respect to Participants who do not participate in the Short Term Plan, the amount paid in cash to a Participant from his or her respective Company business unit bonus plan for a respective Plan Year, not to exceed the maximum amount the Participant could have received under the terms of the Short Term Plan for his Job Category, as such term is defined in Section 4.1 of the Short Term Plan.

         2.8 "Board of Directors" shall mean the Board of Directors of Southern Energy, Inc.

         2.9 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.10 "Company"   shall  mean  Southern  Energy   Resources,  Inc.,  its
successors and assigns.

         2.11 "Effective Date" shall mean June 25, 1998.

         2.12 "Employee" shall mean any person who is an employee of the Company, excluding any person represented by a collective bargaining agent.

         2.13 "Incentive Pay" shall mean those incentive awards, if any, earned by an Employee under the terms of the Short Term Plan, Business Unit Pay, Project Pay and such other incentive awards as may be approved from time to time by the Board of Directors.

         2.14 "Participant" shall mean an Employee or former Employee who is eligible to participate in the Plan pursuant to Section 4.1 hereof.

         2.15 "Pension Plan" shall mean The Southern Company Pension Plan, as amended from time to time.

         2.16 "Plan" shall mean the Southern Energy Resources, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

         2.17 "Plan Year" shall mean the calendar year.

         2.18 "Project Incentive Plan" shall mean the Southern Energy, Inc. Project Incentive Plan, as amended from time to time.

         2.19 "Project Pay" shall mean amounts received by a Participant for any given Plan Year under the Project Incentive Plan not to exceed the amount the Participant would have received under the Short Term Plan using the maximum Individual Component plus the actual Corporate Component for such Plan Year, as such terms are defined in Section 4.1 of the Short Term Plan.

         2.20 "Resolution Date" shall mean the first date on which all of the amount deferred with respect to a Participant under this Plan is reasonably ascertainable within the meaning of Treasury Regulation 31.3121(v)(2).

         2.21 "SERP Benefit" shall mean the supplemental pension benefit described in Section 5.1 hereof.

         2.22 "Short Term Plan" shall mean the Southern Energy, Inc. Short Term Incentive Plan, as amended from time to time.

         2.23  "Southern Company" shall mean The Southern Company.

         2.24 "Southern SERP Benefit" shall mean the pension benefit, if any, that is payable to a Participant under the Southern Company Supplemental Executive Retirement Plan, as amended from time to time.

         2.25 "Southern Excess Benefit" shall mean the pension benefit, if any, that is payable to a participant under the Southern Company Supplemental Benefit Plan, as amended from time to time.

         Where the context requires, the definitions of all terms set forth in the Pension Plan shall apply with equal force and effect for purposes of interpretation and administration of the Plan, unless said terms are otherwise specifically defined in the Plan. The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.

                      ARTICLE III - ADMINISTRATION OF PLAN

         3.1 Administrative Committee. The general administrative functions of the Plan shall be managed by the Administrative Committee appointed by the Board of Directors. The initial members of the Administrative Committee shall be the Chief Financial Officer of the Southern Company, the Vice President of Human Resources of the Southern Company, the Chief Financial Officer of the Company, the Vice President of Administration of the Company and such other officers of the Company as the Board of Directors shall appoint from time to time. Administrative Committee members shall serve at the pleasure of the Board of Directors and may be removed and appointed as the Board of Directors in its sole discretion shall determine.

         3.2 Powers. The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. The Administrative Committee shall have the discretionary authority to interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

         3.3      Duties of the Administrative Committee.
                  (a) The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.
                  (b) The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by persons designated by the Administrative Committee.
                  (c) The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining adequate Participants' records; recording and transmission of all notices required to be given to Participants and their Beneficiaries; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan.

         3.4 Indemnification. The Company shall indemnify the Administrative Committee against any and all claims, losses, damages, expenses and liability arising from an action or failure to act, except when the same is finally judicially determined to be the result of gross negligence or willful misconduct. The Company may purchase at its own expense sufficient liability insurance for the Administrative Committee to cover any and all claims, losses, damages and expenses arising from any action or failure to act in connection with the execution of the duties of the Administrative Committee. No member of the Administrative Committee shall receive any compensation from the Plan for his or her service as such.

                            ARTICLE IV - ELIGIBILITY

         4.1 Determination of Participation. The Administrative Committee in its sole and absolute discretion shall determine those Employees who shall be eligible to participate in the Plan. Upon being named as a Participant, such Participant shall be deemed to have assented to the Plan and to any amendments hereafter adopted. The Administrative Committee shall be authorized to rescind the eligibility of any Participant if necessary to ensure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

         4.2 Eligibility for Benefits. Any Participant whose benefits under the Pension Plan are limited by the exclusion of all or a portion of Incentive Pay, Business Unit Pay, Project Pay or Affiliated Employer Incentive Pay from the definition of Earnings thereunder (or his spouse, as the case may be) shall be eligible to receive benefits under the Plan provided such Participant (a) is participating in the Plan (or is deemed to have participated in the Plan, as determined by the Administrative Committee in its sole discretion) at the time of termination of employment with the Company while retirement eligible, (b) participated in the Plan within ten (10) years of termination of employment with an Affiliated Employer while retirement eligible under the Pension Plan, (c) dies while in active service with the Company or (d) dies while in active service with an Affiliated Employer within ten (10) years of transfer of employment from the Company to such Affiliated Employer, provided in the case of death such Employee's spouse is eligible to receive a survivor benefit under
Article VII of the Pension Plan.

                              ARTICLE V - BENEFITS

         5.1      SERP Benefit.
                  (a) Subject to Article XV of the Pension Plan, a Participant shall be entitled to a monthly SERP Benefit equal to:

                           (1) 1.70%  (1.0% if the  Participant  is  subject  to
                  Article XV of the Pension Plan) of the Participant's Average Monthly Earnings multiplied by his years (and fraction of a year) of Accredited Service to his Retirement Date, death or other termination of service, including a Social Security Offset, as adjusted, if necessary, under the terms of the Pension Plan for commencement prior to the Participant's Normal Retirement Date; less
                            (2) such Participant's  Retirement  Income  that  is
                  payable under the Pension Plan; less
                            (3) such Participant's Southern Excess Benefit; less
                            (4) such Participant's Southern SERP Benefit; less
                            (5) the pension benefit, if any, that is payable  to
                                a Participant under  any  other  group    and/or
                  individual supplemental benefit plan of the Company or an Affiliated Employer; less
                            (6) the amount determined under Section 5.4 hereof.

                  (b) For purposes of Section 5.1(a)(1), the Participant's Average Monthly Earnings shall be calculated based on the Participant's Earnings that are considered under the Pension Plan in calculating his Retirement Income, but without regard to the limitation of Section 401(a)(17) of the Code, and including the following additional amounts:
                            (1) any  portion of such Participant's base pay that
                  he may have elected to defer under the Southern Company Deferred Compensation Plan or the Southern Energy, Inc. Deferred Compensation Plan but excluding any Incentive Pay, Project Pay or Business Unit Pay he deferred under such plans;
                           (2) any  Affiliated  Employer  Incentive Pay that was
                  earned as of the applicable Plan Year while employed by an Affiliated Employer in excess of twenty-five percent (25%) of the Participant's base pay for such Plan Year; and
                           (3) any Incentive  Pay,  Project Pay or Business Unit
                  Pay that was earned as of the applicable Plan Year in excess of the Participant's Base Pay Percentage for such Plan Year. In addition, to determine the Plan Years which produce the highest monthly average to calculate Average Monthly Earnings under the Plan, a Participant's Earnings shall include those additional amounts provided for in this Section 5.1(b).
                  (c) For purposes of Section 5.1(a)(1), the Participant's years of Accredited Service shall include any deemed Accredited Service provided under the terms of any agreement concerning supplemental pension payments between the Participant and the Company or any Affiliated Employer.
                  (d) To the extent that a Participant's Retirement Income under the Pension Plan is recalculated as a result of an amendment to the Pension Plan in order to increase the amount of his Retirement Income, the Participant's SERP Benefit shall also be recalculated in order to properly reflect such increase in determining payments of the Participant's SERP Benefit made on or after the effective date of such increase.

         5.2 The SERP Benefit, as determined in accordance with Section 5.1 hereof, shall be payable in monthly increments on the first day of the month concurrently with the Participant's Retirement Income under the Pension Plan. The form in which the SERP Benefit is paid shall be the same as elected by the Participant under the Pension Plan. The Beneficiary of a Participant's SERP Benefit shall be the same as the Provisional Payee, if any, of the Participant's Retirement Income under the Pension Plan.

         5.3 If all or a portion of the Participant's Accrued SERP Benefit has not yet been "taken into account" for employment tax purposes within the meaning of Treasury Regulation 31.3121(v)(2), the Participant's initial monthly SERP Benefit or, if such "taking into account" occurs thereafter, his first monthly SERP Benefit following the Resolution Date, shall be increased by the amount necessary to pay the Participant's Hospital Insurance portion of the tax due under the Federal Insurance Contributions Act with respect to the amount of the Participant's Accrued SERP Benefit then required to be "taken into account" ("HI Tax"), if any, increased by the amount necessary to pay the Participant's federal and state income tax (at a combined estimated rate of forty-five percent (45%)) upon such HI Tax and upon such increase.

         5.4 In the event of a one-time increase in a Participant's SERP Benefit under Section 5.3 hereof, the Company shall thereafter reduce the Participant's Accrued SERP Benefit by the aggregate amounts, if any, paid under Section 5.3 hereof, and calculate, based upon such reduced Accrued SERP Benefit, the difference between the Participant's monthly SERP Benefit prior to such reduction and the SERP Benefit the Participant would have received based upon the reduced Accrued SERP Benefit determined on an actuarially equivalent basis in accordance with the terms of the Pension Plan, taking into account the form of benefit elected by the Participant under the Pension Plan.

         5.5 Funding of Benefits. The Company shall neither reserve nor otherwise set aside funds for the payment of its obligations under the Plan, and such obligations shall be paid solely from the general assets of the Company, unless the Administrative Committee in its sole discretion shall determine otherwise.

         5.6 Withholding. There shall be deducted from the payment of any SERP Benefit due under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the Participant or Beneficiary entitled to such payment.

                           ARTICLE VI - MISCELLANEOUS

         6.1 Assignment. Neither the Participant, his Beneficiary nor his legal representative shall have any rights to sell, assign, transfer or otherwise convey the right to receive the payment of any SERP Benefit due hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to any payment under the Plan shall be null and void and of no effect.

         6.2 Amendment and Termination. The Plan may be amended or terminated at any time by the Board of Directors, provided that no amendment or termination shall cause a forfeiture or reduction in any Accrued SERP Benefits as of the date of such amendment or termination.

         6.3 No Guarantee of Employment. Participation hereunder shall not be construed as creating any contract of employment between the Company and a Participant, nor shall it limit the right of the Company to suspend, terminate, alter or modify, whether or not for cause, the employment relationship between the Company and a Participant.

         6.4 Construction. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, excluding any law which would require the use of the laws of any other State, and to the extent such laws are not otherwise superseded by the laws of the United States.

         IN WITNESS WHEREOF, the Plan has been executed by duly authorized officers of Southern Energy, Inc.and Southern Energy Resources, Inc. pursuant to resolutions of the Board of Directors of Southern Energy, Inc. and Southern Energy Resources, Inc. this ____ day of July, 1999.

                                          SOUTHERN ENERGY, INC.


                                          By: _________________________________


ATTEST: _____________________________


                                          SOUTHERN ENERGY RESOURCES, INC.


                                          By: _________________________________


ATTEST: _____________________________